EXHIBIT 10.20
                                SWAP TRANSACTION
                                  CONFIRMATION

Date:                      November 30, 1998

To:                        FEATHERLITE, INC. ("Counterparty")

Address:                   Highways 63 & 9
                           Cresco, IA  52136

Fax:                       (319) 547-6100

Attention:                 Jeffery A. Mason

From:                      FIRST UNION NATIONAL BANK ("First Union")

Ref. No.                   97862/130381-2

Dear Mr. Mason:

This confirms the terms of the Transaction described below between Counterparty and First Union. This Transaction is subject to the 1991 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. ("ISDA Definitions"), which are incorporated herein by reference. Fixed Amounts and Floating Amounts for each applicable Payment Date hereunder will be calculated in accordance with the ISDA Definitions, and if any Fixed Amount and Floating Amount are for the same Payment Date hereunder, then those amounts shall not be payable and instead the Fixed Rate Payer shall pay the positive difference, if any, between the Fixed Amount and the Floating Amount, and the Floating Rate Payer shall pay the positive difference, if any, between the Floating Amount and the Fixed Amount.

Transaction Type:        Interest Rate Swap

Currency for Payments:   U.S. Dollars

Notional Amount:  (1) During the Flexible Notional Period, the Notional Amount
                  shall be $0.00 on the Effective Date, and increasing thereafter by the principal amount of each advance of the Project Loans as and when each such advance is made during the Flexible Notional Period, provided that the Notional Amount shall not exceed $4,000,000.00 ("Flexible Notional Limit") at any time during the Flexible Notional Period. The Notional Amount in effect on any date during the Flexible Notional Period shall be computed only in respect of the sum of advances made on the Project Loans up to the Flexible Notional Limit, and the Notional Amount shall not be reduced during the Flexible Notional Period by the repayment of all or any portion of the advances of the Project Loans, either before, on or after the Fixed Notional Start Date.

                  (2) During the Flexible Notional Period, if the Notional Amount increases on any date except a Period End Date of a Calculation Period, then the Fixed Amount and Floating Amount for that Calculation Period shall be computed based on each change of the Notional Amount in that Calculation Period and the number of days that such Notional Amount was in effect during that Calculation Period. Counterparty agrees to provide First Union with such information and documentation as First Union shall reasonably request to ascertain the amounts and dates of advances of the Project Loans.

                  (3) During the Fixed Notional Period, the Notional Amount shall be for a Calculation Period, the amount set forth opposite that Calculation Period on Attachment I hereto.

                  (4) "Flexible Notional Period" means the period from and including the Effective Date to but excluding the Fixed Notional Start Date, and "Fixed Notional Period" means the period from and including the Fixed Notional Start Date to but excluding the Termination Date.

                  (5) "Fixed Notional Start Date" means June 1, 1999, subject to the Modified Following Business Day Convention, provided that if, prior to such date, an Early Termination Date occurs or is designated under the Master Agreement referred to below and this Transaction is an Affected Transaction as defined therein, the Fixed Notional Start Date shall be the Early Termination Date.

                  (6) "Project Loans" means that certain loan ("First Union Loan") evidenced by a certain promissory note dated November 30, 1998 executed by Featherlite, Inc. ("Borrower") in favor of First Union National Bank, the proceeds of which are to be used in connection with the construction or completion of the Project, and each and every other loan or financing transaction the proceeds of which are used in connection with the construction or completion of the Project in addition to, or in lieu of, the First Union Loan.

                  (7) "Project" means the commercial sales center to be constructed with the proceeds of the Project Loans, together with the acquisition or purchase of any real or personal property in connection therewith, as more specifically described in the commitment letter or other loan documents for the First Union Loan.

                  (8) Counterparty hereby acknowledges that the payments due by it under this Transaction shall be due (i) whether or not any closing of any of the Project Loans takes place, (ii) whether or not any advance of the Project Loans has been made, is outstanding or is repaid, either before, during or after the Flexible Notional Period or Fixed Notional Period, and (iii) whether or not construction of the Project ever commences.

Term:
     Trade Date:                    November 27, 1998
     Effective Date:                November 30, 1998
     Termination Date:              December 1, 2003, subject to the Modified
                                    Following Business Day Convention.  The
                                    Termination Date shall not be affected by
                                    any repayment of the Project Loans.
Fixed Amounts:
     Fixed Rate Payer:              Counterparty
     Payment Dates:                 Monthly on the 1st day of each month
                                    commencing December 1, 1998, through and
                                    including the Termination Date.
     Business Day
       Convention:                  Modified Following
     Business Day:                  New York
     Fixed Rate:                    7.34%
     Fixed Rate Day
       Count Fraction:              Actual/360

Floating Amounts:
     Floating Rate Payer:           First Union
     Payment Dates:                 Monthly on the 1st day of each month
                                    commencing December 1, 1998, through and
                                    including the Termination Date.
     Business Day
       Convention:                  Modified Following
     Business Day:                  New York
     Floating Rate for
       Initial Calculation
       Period:                      Determined two London Banking Days before
                                    the Effective Date
     Floating Rate Option:          USD-LIBOR-BBA
     Designated Maturity:           1 Month
     Spread:                        Plus 1.80%
     Floating Rate Day
       Count Fraction:              Actual/360
     Floating Rate
       determined:                  Two London Banking Days prior to each
                                    Reset Date
     Reset Dates:                   The first day of each Calculation Period
     Compounding:                   Inapplicable
     Rounding convention:           5 decimal places per the ISDA Definitions

Calculation Agent:                  First Union

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Payments to First Union:            First Union Charlotte
                                    Capital Markets
                                    Attention:  Derivatives Desk
                                    Fed. ABA No. 053000219
                                    Ref. No.: 97862/130381-2

First Union Contacts:               Settlements and/or Rate Resets:
                                    Tel: (800) 249-3865
                                    Fax: (704) 383-9139

                                    Documentation and/or Collateral:
                                    Tel: (704) 383-5678
                                    Fax: (704) 383-9139

                                    Please quote transaction reference number.
First Union Address:                One First Union Center
                                    301 South College Street  DC-4
                                    Charlotte, NC 28288-0601

Payments to Counterparty:           Please forward payment instructions to
                                    First Union in Charlotte, NC.  Payments
                                    will not be made to Counterparty without its written instructions.
Documentation

This Confirmation is a binding and complete contract between the parties, provided that if at any time there exists a master agreement (however described) between the parties governing this Transaction ("Master Agreement"), this Confirmation supplements, forms part of and will be governed by the Master Agreement. Unless otherwise provided in the Master Agreement, this Confirmation is governed by the law (and not the law of conflicts) of the State of New York.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

                            Very truly yours,

                            FIRST UNION NATIONAL BANK


                            By:   /s/ N. Heusser
                            Name: Norman Heusser
                            Title: Vice President


                            By:   /s/ Ryan Hale
                            Name: Ryan S. Hale
                            Title:  Capital Markets Officer


Accepted and confirmed as of the date first above written.

FEATHERLITE, INC.


By:     /s/ Conrad D. Clement
Name:   Conrad D. Clement
Title:  President

              Attachment I - Amortization Schedule for 97862/130382 (Dates subject to Modified Following Business Day Convention)

      Date                   Notional Outstanding           Notional Reduction
      ----                   --------------------           ------------------
   01 Jun 99                      4,000,000.00                        0.00
   01 Jul 99                      3,987,748.93                   12,251.07
   02 Aug 99                      3,977,049.04                   10,699.89
   01 Sep 99                      3,964,657.58                   12,391.46
   01 Oct 99                      3,952,190.33                   12,467.25
   01 Nov 99                      3,940,452.63                   11,737.70
   01 Dec 99                      3,927,837.33                   12,615.30
   04 Jan 00                      3,918,348.23                    9,489.10
   01 Feb 00                      3,903,999.90                   14,348.33
   01 Mar 00                      3,890,365.64                   13,634.26
   03 Apr 00                      3,879,823.58                   10,542.06
   01 May 00                      3,865,255.32                   14,568.26
   01 Jun 00                      3,852,968.14                   12,287.18
   03 Jul 00                      3,841,388.88                   11,579.26
   01 Aug 00                      3,827,384.42                   14,004.46
   01 Sep 00                      3,814,857.88                   12,526.54
   02 Oct 00                      3,802,252.16                   12,605.72
   01 Nov 00                      3,788,791.53                   13,460.63
   01 Dec 00                      3,775,248.56                   13,542.97
   02 Jan 01                      3,763,162.22                   12,086.34
   01 Feb 01                      3,749,462.49                   13,699.73
   01 Mar 01                      3,734,150.01                   15,312.48
   02 Apr 01                      3,721,795.52                   12,354.49
   01 May 01                      3,707,083.93                   14,711.59
   01 Jun 01                      3,693,797.02                   13,286.91
   02 Jul 01                      3,680,426.13                   13,370.89
   01 Aug 01                      3,666,220.33                   14,205.80
   04 Sep 01                      3,654,917.64                   11,302.69
   01 Oct 01                      3,638,320.22                   16,597.42
   01 Nov 01                      3,624,598.69                   13,721.53
   03 Dec 01                      3,611,529.44                   13,069.25
   02 Jan 02                      3,596,902.22                   14,627.22
   01 Feb 02                      3,582,185.53                   14,716.69
   01 Mar 02                      3,565,918.09                   16,267.44
   01 Apr 02                      3,551,738.93                   14,179.16
   01 May 02                      3,536,745.99                   14,992.94
   03 Jun 02                      3,523,824.66                   12,921.33
   01 Jul 02                      3,507,224.04                   16,600.62
   01 Aug 02                      3,492,673.90                   14,550.14
   03 Sep 02                      3,479,456.03                   13,217.87
   01 Oct 02                      3,462,602.12                   16,853.91
   01 Nov 02                      3,447,769.95                   14,832.17
   02 Dec 02                      3,432,844.03                   14,925.92
   02 Jan 03                      3,417,823.77                   15,020.26
   03 Feb 03                      3,403,405.43                   14,418.34
   03 Mar 03                      3,386,117.35                   17,288.08
   01 Apr 03                      3,369,420.97                   16,696.38
   01 May 03                      3,353,312.85                   16,108.12
   02 Jun 03                      3,338,473.61                   14,839.24
   01 Jul 03                      3,321,495.52                   16,978.09
   01 Aug 03                      3,305,771.48                   15,724.04
   02 Sep 03                      3,290,622.06                   15,149.42
   01 Oct 03                      3,273,361.04                   17,261.02
   03 Nov 03                      3,258,667.56                   14,693.48
   01 Dec 2003                            0.00                3,258,667.56